Exhibit 5.1

August 13, 2026

Reference: 99845/11

AbCellera Biologics Inc.

150 W 4th Ave

Vancouver, BC V5Y 1G8

Canada

RE:	Registration Statement on Form S-3 of AbCellera Biologics Inc.

We have acted as Canadian counsel to AbCellera Biologics Inc. (the “Company”), a corporation incorporated under the laws of British Columbia, in connection with the offering by the Company of up to 17,435,897 common shares in the capital of the Company (the “Shares”), and (ii) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Shares, the “Offered Securities”) to purchase up to 3,076,926 common shares (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-285367) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the final prospectus supplement related to the Offered Securities and the Warrant Shares to be filed by the Company with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”). We understand that the Offered Securities are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to an underwriting agreement entered into by and among the Company and Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”).

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto), the Base Prospectus and the Prospectus. We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.

The Shares to be issued and sold by the Company have been duly authorized by the Company and, when the Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

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2.

The Pre-Funded Warrants to be issued and sold by the Company have been duly authorized by theCompany and, when the Pre-Funded Warrants are issued and paid for in accordance with the terms of the Underwriting Agreement, the Pre-Funded Warrants will be validly issued, fully paid and non-assessable securities in the capital of the Company and upon receipt by the Company of the payment of the exercise price for the Pre-Funded Warrants as provided for in the warrant certificate representing such Pre-Funded Warrants, the Warrant Shares will have been validly issued by the Company as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K to which this opinion is attached.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

/s/ “Blake, Cassels & Graydon LLP”

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